EXHIBIT T3E(2)

LETTER OF TRANSMITTAL AND CONSENT

DELTA FINANCIAL CORPORATION

OFFER TO EXCHANGE

91/2% SENIOR SECURED NOTES DUE 2004

AND WARRANTS

FOR ALL ISSUED AND OUTSTANDING

91/2% SENIOR NOTES DUE 2004

Pursuant to the Offering Circular date November 20, 2000

The Depositary for the Exchange Offer is:

The Bank of New York

By Mail or Overnight Courier/Hand:

The Bank of New York
ReOrg Department -- 7 East
101 Barclay Street
New York, NY 10286
Attn: Tolutope Adeyoju

By Facsimile for Eligible Guarantor Institutions:
The Bank of New York
(212) 815-6339
Attn: Tolutope Adeyoju
Confirm by Telephone: (212) 815-3738

THE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2000, UNLESS EXTENDED OR EARLIER TERMINATED. HOLDERS OF OLD NOTES (AS DEFINED BELOW) MUST TENDER THEIR OLD NOTES ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW) IN ORDER TO PARTICIPATE IN THE OFFER.

           Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of instructions via a fax number other than as listed above, will not constitute a valid delivery.

           Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offering Circular.

           This Letter of Transmittal and Consent is to be completed by a Holder desiring to tender Old Notes if: (i) certificates representing the Old Notes are to be physically delivered to the Exchange Agent herewith by such Holder; (ii) tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation --- Book-Entry Transfer" in the Offering Circular; or (iii) tender of the Old Notes is to be made according to the guaranteed delivery procedures set forth under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation --- Guaranteed Delivery Procedures" in the Offering Circular; and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP").

           Holders of the Old Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP for which the transaction will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an agent's message to the Exchange Agent for its acceptance. Delivery of the agent's message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal and Consent by the participant identified in the agent's message. Holders that tender by book-entry transfer in accordance with DTC's ATOP procedures for transfer will send an agent's message pursuant to DTC's procedures in lieu of completing this Letter of Transmittal and Consent and need not complete this Letter of Transmittal and Consent. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

           Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

           If a Holder desires to tender Old Notes pursuant to the Offering Circular and time will not permit this Letter of Transmittal and Consent, certificates representing such Old Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Old Notes according to the guaranteed delivery procedures set forth under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation --- Guaranteed Delivery Procedures" in the Offering Circular.

TENDER OF OLD NOTES

CHECK HERE IF CERTIFICATES REPRESENTING OLD NOTES ARE ENCLOSED HEREWITH.

CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:_________________________________

Account Number:__________________________________

Transaction Code Number:_________________________

           List below the Old Notes to which this Letter of Transmittal and Consent relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal and Consent. Tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

           THE UNDERSIGNED, BY COMPLETING THE BOX "DESCRIPTION OF OLD NOTES" BELOW AND SIGNING THIS LETTER OF TRANSMITTAL AND CONSENT, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES PURSUANT TO THIS LETTER OF TRANSMITTAL AND CONSENT. COMPLETION, EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT IN CONNECTION WITH THE TENDER OF OLD NOTES PRIOR TO THE EXPIRATION DATE WILL CONSTITUTE (A) A WAIVER OF ALL RIGHTS UNDER THE OLD NOTES AND (B) A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE OLD NOTES TENDERED.

DESCRIPTION OF OLD NOTES

Name(s) and Address(es) of Registered Holder(s)   Certificate    Aggregate
or Name of DTC Participant and Participant's      Number(s)*     Principal
DTC Account Number in which Old Notes are                          Amount
     Held (Please fill in blank)                                 Represented  Principal Amount Tendered**

Total Principal Amount of Old Notes

*    Need not be completed by Holders tendering by book-entry transfer.

**   Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Old Notes described above is being tendered.

           If not already printed above, the name(s) and address(es) of the registered Holder(s) should be printed exactly as they appear on the certificate(s) representing Old Notes tendered hereby or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of the Old Notes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

           The undersigned hereby tenders to Delta Financial Corporation ("Delta"), upon the terms and subject to the conditions set forth in the Offering Circular dated November 20, 2000 (the "Offering Circular" and collectively with this Letter of Transmittal and Consent, the "Exchange Offer"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal and Consent, Delta's outstanding 91/2% Senior Notes due 2004 (the "Old Notes") indicated in the table above entitled "Description of Old Notes" under the column heading "Principal Amount Tendered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Old Notes described in such table) in exchange for Delta's 91/2% Senior Secured Notes due 2004 (the "Secured Notes") and warrants (the "Warrants") to subscribe for newly issued, fully paid and nonassessable shares of Delta's common stock, par value $.01 per share. The undersigned acknowledges and agrees that the tender of Old Notes made hereby may not be withdrawn except in accordance with the procedures set forth in the Offering Circular.

           Subject to, and effective upon, the acceptance for exchange of the principal amount of Old Notes tendered herewith in accordance with the terms and subject to the conditions of the Offering Circular, the undersigned hereby (a) sells, assigns and transfers to, or upon the order of, Delta all right, title and interest in and to all of the Old Notes tendered hereby and (b) waives any and all other rights with respect to such Old Notes. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of Delta) with respect to such Old Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present such Old Notes and all evidences of transfer and authenticity to, or transfer ownership of such Old Notes on the account books maintained by DTC to, or upon the order of, Delta, (ii) present such Old Notes for transfer of ownership on the books of Delta, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes.

           The undersigned acknowledges and agrees that a tender of Old Notes pursuant to any of the procedures described in the Offering Circular and in the instructions hereto and an acceptance of such Old Notes by Delta will constitute a binding agreement between the undersigned and Delta upon the terms and subject to the conditions of the Offering Circular.

           The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes tendered herewith and that when such tendered Old Notes are accepted for exchange by Delta pursuant to the Offering Circular, Delta will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by Delta to be necessary or desirable to complete the exchange of the Old Notes tendered herewith.

           The undersigned hereby releases and waives any and all claims or causes of action of any kind whatsoever, whether known or unknown, that, directly or indirectly, arise out of, are based upon or are in any manner connected with the undersigned's or its successors' and assigns' ownership or acquisition of the Old Notes (except for rights arising under or relating to the Secured Notes and the indenture governing the Secured Notes (the "Secured Notes Indenture"), the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements (each as defined in the Secured Notes Indenture) entered into in connection with the Secured Notes), including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, including without limitation any approval or acceptance given or denied, which occurred, existed, was taken, permitted or begun prior to the date of such release, in each case, that the undersigned, its successors and assigns have or may have had against (i) Delta's, Delta's subsidiaries', affiliates' and stockholders, and (ii) Delta's, Delta's subsidiaries', affiliates' and stockholders', directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, whether those claims arise under federal or state securities laws or otherwise.

           The undersigned hereby consents to the proposed amendments to the Indenture pursuant to which the Old Notes were issued (the "Indenture"), upon the terms and conditions set forth in the Offering Circular and as described in Annex I to the Offering Circular. In so doing, the undersigned recognizes that the proposed amendments will eliminate substantially all of the restrictive covenants and certain events of default provisions in the Indenture and will modify certain other provisions in the Indenture.

           No authority conferred or agreed to be conferred by this Letter of Transmittal and Consent shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

           Unless otherwise indicated herein under "A. Special Issuance/Delivery Instructions", the undersigned hereby request(s) that any Old Notes representing principal amounts not tendered be issued in the name(s) of, and be delivered to, the undersigned (and, in the case of Old Notes tendered by book-entry transfer, by credit to the account of DTC). Unless otherwise indicated herein under "B. Special Issuance/Delivery Instructions", the undersigned hereby request(s) that any Secured Notes issued in exchange for the Old Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

           In the event that the "A. Special Issuance/Delivery Instructions" box is completed, the undersigned hereby request(s) that any Old Notes representing principal amounts not tendered be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated. The undersigned recognizes that Delta has no obligation pursuant to the "A. Special Issuance/Delivery Instructions" box to transfer any Old Notes from the names of the registered holder(s) thereof if Delta does not accept for exchange any of the principal amount of such Old Notes so tendered.

           In the event that the "B. Special Issuance/Delivery Instructions" box is completed, the undersigned hereby request(s) that the Secured Notes issued in exchange for the Old Notes tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated.

A. SPECIAL ISSUANCE/DELIVERY
INSTRUCTIONS
(See instructions 1 and 2)

To be completed ONLY if Old Notes in a principal amount not tendered are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal and Consent or sent to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal and Consent.

Name___________________________________
                        (Please Print)
Address__________________________________
                                                         (Zip Code)
__________________________________
(Tax Identification or Social Security Number)
(See Form W-9 attached hereto)	B. SPECIAL ISSUANCE/DELIVERY
INSTRUCTIONS
(See instructions 1 and 2)

To be completed ONLY if the Secured Notes are to be issued to the order of and delivered to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal and Consent or sent to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal and Consent.

Name________________________________
                        (Please Print)
Address__________________________________
                                                         (Zip Code)
__________________________________
(Tax Identification or Social Security Number)
(See Form W-9 attached hereto)

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering Holders except Holders executing the tender through DTC’s ATOP)

           By completing, executing and delivering this Letter of Transmittal and Consent, the undersigned hereby (i) tenders with respect to the principal amount of the Old Notes listed under the column heading "Principal Amount Tendered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Old Notes described in such box), (ii) consents to certain proposed amendments to the Indenture, as set forth in the Offering Circular; and (iii) releases and waives any and all claims relating to the undersigned's ownership of the Old Notes as provided in this Letter of Transmittal and Consent and the Offering Circular.

Signature(s)

(Must be signed by the registered Holder(s) exactly as the name(s) appear(s) on certificate(s) representing the tendered Old Notes or, if the Old Notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such Old Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated__________________________________________________________

Name(s)________________________________________________________
                                      (Please Print)

Capacity_______________________________________________________

Address________________________________________________________
                                           (Including Zip Code)

Area Code and Telephone Number____________________________________

Tax Identification or Social Security No.________________________________

(REMEMBER TO COMPLETE ACCOMPANYING IRS FORM W-9)

Medallion Signature Guarantee

(Only If Required --- See Instructions 1 and 2)

Authorized Signature of Guarantor________________________________

Name of Firm_________________________________________________

[Place Seal Here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offering Circular

           1. Signatures on Letter of Transmittal and Consent, Instruments of Transfer and Endorsements. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the Old Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Old Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Old Notes.

           If any of the Old Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal and Consent. If any of the Old Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

           If this Letter of Transmittal and Consent or any Old Notes or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Delta of such person's authority to so act must be submitted.

           When this Letter of Transmittal and Consent is signed by the registered Holders of the Old Notes tendered hereby, no endorsements of Old Notes or separate instruments of transfer are required unless Old Notes not tendered are to be issued, to a person other than the registered Holders, in which case signatures on such Old Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

           Unless this Letter of Transmittal and Consent is signed by the registered Holder(s) of the Old Notes tendered hereby (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes), such Old Notes must be endorsed or accompanied by appropriate instruments of transfer, and each such endorsement or instrument of transfer must be signed exactly as the name or names of the registered Holder(s) appear on the Old Notes (or as the name of such participant appears on a security position listing as the owner of such Old Notes); signatures on each such endorsement or instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Guarantor Institution.

           2. Delivery of Letter of Transmittal and Consent and Old Notes. This Letter of Transmittal and Consent is to be completed by Holders of the Old Notes if: (i) certificates representing the Old Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation --- Book-Entry Transfer" in the Offering Circular; or (iii) tender of the Old Notes is to be made according to the guaranteed delivery procedures set forth under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation --- Guaranteed Delivery Procedures" in the Offering Circular; and instructions are not being transmitted through ATOP. All physically delivered Old Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Old Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal and Consent and any other documents required by this Letter of Transmittal and Consent, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

           If a Holder desires to tender Old Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal and Consent, certificates representing such Old Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Old Notes pursuant to the guaranteed delivery procedures set forth under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation --- Guaranteed Delivery Procedures" in the Offering Circular. Pursuant to such procedures, (i) such tender must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Delta, must be received by the Exchange Agent, either by overnight courier, registered or certified mail or facsimile transmission on or prior to 5:00 p.m. New York City time, on the Expiration Date and (iii) the certificates for all tendered Old Notes, in proper form for transfer (or confirmation of a book-entry transfer of all Old Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Offering Circular), together with a properly completed and duly executed Letter of Transmittal and Consent and any other documents required by this Letter of Transmittal and Consent or a properly transmitted agent's message, must be received by the Exchange Agent within three NYSE trading days after the date of the execution of the Notice of Guaranteed Delivery.

           The method of delivery of this Letter of Transmittal and Consent, the Old Notes, any required signature guarantees and all other required documents for Old Notes in physical certificated form and delivery through DTC and any acceptance of an agent's message transmitted through ATOP for Old Notes in book-entry form, is at the election and risk of the tendering Holder and, except as otherwise provided in this Letter of Transmittal and Consent, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or prior to such date.

           3. Signature Guarantees. Signatures on this Letter of Transmittal and Consent must be guaranteed by a Medallion Signature Guarantor, unless the Old Notes tendered hereby are tendered by a registered Holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) that has not completed any of the boxes entitled "Special Issuance/Delivery Instructions" on this Letter of Transmittal and Consent. See Instruction 1.

           4. Transfer Taxes. Except as set forth in this Instruction 4, Delta will pay or cause to be paid any transfer taxes with respect to the transfer of Old Notes to it, or to its order, pursuant to the Offering Circular. If Old Notes not tendered are to be registered in the name of, any persons other than the registered owners, or if tendered Old Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal and Consent, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be billed directly to the tendering holder.

           5. IRS Form W-9. Subject to the availability of an exemption, each tendering Holder (or other payee) is required to provide the Depositary with a correct taxpayer identification number ("TIN"), generally the Holder's Social Security or federal employer identification number, and with certain other information, on Internal Revenue Service ("IRS") Form W-9, which is attached hereto after "Important Tax Information" below, and to certify, under penalties of perjury, that such TIN is correct and that the Holder is not subject to backup withholding. Failure to provide the information on the IRS Form W-9 may subject the tendering Holder to a $50 penalty imposed by the IRS and 31% federal income tax backup withholding on any payment.

           6. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Offering Circular or this Letter of Transmittal and Consent may be directed to the Information Agent at its telephone number set forth on the last page of the Offering Circular. A Holder may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT TAX INFORMATION

           Under federal income tax law, a Holder whose tendered Old Notes are accepted for exchange is required to provide the Depositary with such Holder's current TIN on IRS Form W-9 below, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is generally his or her social security number. If the Depositary is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made or property provided to such Holder in exchange for the Old Notes exchanged pursuant to the Offering Circular may be subject to 31% backup withholding tax.

           Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign person that beneficially owns Old Notes to qualify as an exempt recipient, that person must submit to the Depositary a statement, signed under penalties of perjury, attesting to that individual's status as a foreign beneficial owner. Forms of such statement (which is generally made on IRS Form W-8BEN) can be obtained from the Depositary. See the enclosed Instructions to IRS Form W-9 for additional guidance.

           If backup withholding applies, the Depositary is required to withhold 31% of any property provided to the Holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

           Foreign Holders should be aware that 30% of the Warrants to be paid to a foreign person will be withheld, unless an exemption from or reduced rate of foreign withholding is established. All foreign Holders should consult the discussion under "Certain Federal Income Tax Consequences" in the Offering Circular for a description of foreign withholding and possible exemptions therefrom.

Purpose of IRS Form W-9

           To prevent backup withholding with respect to Secured Notes and Warrants received in exchange for Old Notes pursuant to the Exchange Offer, the Holder should provide the Depositary with either (a) the Holder's current TIN, by completing the IRS Form W-9 attached hereto, certifying that the TIN provided on Form W-9 is correct, and that the Holder is not subject to backup withholding because (i) the Holder is exempt from backup withholding, (ii) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; or (b) an adequate basis for exemption.

What Number to Give the Depositary

           The Holder generally is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the registered owner of the Old Notes. If the Old Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed Instructions to IRS Form W-9 for additional guidance on which number to report.

           In order to tender, a Holder should send or deliver a properly completed and signed Letter of Transmittal and Consent, certificates for Old Notes and any other required documents to the Depositary at one of its addresses set forth below or tender pursuant to DTC's Automated Tender Offer Program.

The Depositary for the Exchange Offers is:

The Bank of New York

By Regular or Certified Mail, Overnight Courier or Hand:

The Bank of New York
ReOrg Department -- 7 East
101 Barclay Street
Corporate Trust Services
Window Ground Level
New York, NY 10286
Attn: Tolutope Adeyoju
By Facsimile for Eligible Guarantor Institutions:

The Bank of New York
(212) 815-6339
Attn.: Tolutope Adeyoju
Confirm by Telephone: (212) 815-3738

           Any questions or requests for assistance or for additional copies of the Offering Circular, this Letter of Transmittal and Consent or related documents may be directed to the Information Agent at its telephone number set forth below. A Holder may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.
77 Water Street
New York, New York 10005
Telephone 1-888-242-8154 (Toll Free)